Exhibit 4.20
DATED 17 March 2010
SUMMIT SPIRIT L.L.C
ZENITH SPIRIT L.L.C.
BERMUDA SPIRIT L.L.C.
HAMILTON SPIRIT L.L.C.
(as Borrowers)
- and -
TEEKAY CORPORATION
(as Guarantor)
- and -
CRÉDIT AGRICOLE CIB
and others
(as Senior Lenders)
- and -
CRÉDIT AGRICOLE CIB
and others
(as Junior Lenders)
and
CRÉDIT AGRICOLE CIB
(as Agent)
- and -
CRÉDIT AGRICOLE CIB
(as Security Trustee)
- and -
CRÉDIT AGRICOLE CIB
(as Swap Provider)
- and -
CRÉDIT AGRICOLE CIB
(as KEIC Agent)

FIRST SUPPLEMENTAL AGREEMENT TO US$255,528,228.43 SENIOR LOAN
AND US$80,000,000 JUNIOR LOAN SECURED LOAN AGREEMENT
DATED 15 DECEMBER 2006

One, St Paul’s Churchyard London EC4M 8SH Telephone +44 (0)20 7329 4422 Fax +44 (0)20 7329 7100 DX No. 64 Chancery Lane www.shlegal.com

SUPPLEMENTAL AGREEMENT
Dated: 17 March 2010
BETWEEN:
(1)
SUMMIT SPIRIT L.L.C. (formerly known as GREAT EAST HULL NO. 1717 L.L.C.), ZENITH SPIRIT L.L.C. (formerly known as GREAT EAST HULL NO. 1718 L.L.C.), BERMUDA SPIRIT L.L.C. (formerly known as H.S.H.I. HULL NO. S363 L.L.C.) and HAMILTON SPIRIT L.L.C. (formerly known as H.S.H.I. HULL NO. S364 L.L.C.), each being a limited liability company formed under the laws of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (each a “Borrower” and together the “Borrowers”); and

(2)
TEEKAY CORPORATION (formerly known as Teekay Shipping Corporation), a corporation incorporated under the law of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960 (the “Guarantor”); and

(3)	the banks listed in Schedule 1, Part 1, each acting through its office at the address indicated against its name in Schedule 1, Part 1 (together the “Senior Lenders” and each a “Senior Lender”); and
(4)	the banks listed in Schedule 1, Part 2, each acting through its office at the address indicated against its name in Schedule 1, Part 2 (together the “Junior Lenders” and each a “Junior Lender”); and
(5)
CRÉDIT AGRICOLE CIB (formerly known as Calyon), acting as agent through its office at 9 quai du Président Paul Doumer, 92920 Paris, La Défense Cedex, France for the Lenders (in that capacity the “Agent”); and

(6)
CRÉDIT AGRICOLE CIB (formerly known as Calyon), acting as security trustee through its office at 9 quai du Président Paul Doumer, 92920 Paris, La Défense Cedex, France for the Lenders (in that capacity the “Security Trustee”); and

(7)
CRÉDIT AGRICOLE CIB (formerly known as Calyon), acting as swap provider through its office at 9 quai du Président Paul Doumer, 92920 Paris, La Défense Cedex, France (in that capacity the “Swap Provider”); and

(8)
CRÉDIT AGRICOLE CIB (formerly known as Calyon), acting as agent for the Finance Parties under the KEIC Buyer Credit Policies through its office at 9 quai du Président Paul Doumer, 92920 Paris, La Défense Cedex, France (in that capacity the “KEIC Agent”).

SUPPLEMENTAL TO a US$255,528,228.43 senior loan and US80,000,000 junior loan secured loan agreement dated 15 December 2006 (the “Loan Agreement”) made between the Borrowers, the Senior Lenders, the Junior Lenders, the Agent, the Security Trustee, the Swap Provider and the KEIC Agent on the terms and subject to the conditions of which each of the Senior Lenders agreed to advance to the Borrowers its respective Commitment of an aggregate amount not exceeding two hundred and fifty five million five hundred and twenty eight thousand two hundred and twenty eight Dollars and forty three cents (US$255,528,228.43) and each of the Junior Lenders agreed to advance to the Borrowers its respective Commitment of an aggregate amount not exceeding eighty million Dollars ($80,000,000).
WHEREAS:
(A)
The Guarantor has requested the consent of the Finance Parties to the shareholding in each of Bermuda Spirit L.L.C. (formerly known as H.S.H.I. Hull No. S363 L.L.C.) and Hamilton Spirit L.L.C. (formerly known as H.S.H.I. Hull No. S364 L.L.C.) being transferred by the Guarantor to Teekay LNG Partners L.P. (“TCP”) and accordingly for certain consequential amendments to be made to the Loan Agreement (the “Request”).

(B)	The Finance Parties are willing to consent to the Request subject to the terms and conditions contained in this Supplemental Agreement.
IT IS AGREED THAT:
1	Interpretation
1.1	In this Supplemental Agreement:

“Effective Date” means the date on which the Agent confirms to the Borrowers in writing substantially in the form set out in Schedule 2 that all of the conditions referred to in Clause 2.1 have been satisfied, which confirmation the Agent shall be under no obligation to give if an Event of Default shall have occurred.

“Finance Parties” means the Agent, the Security Trustee, the Swap Provider, the KEIC Agent, the Senior Lenders and the Junior Lenders.

1.2
All words and expressions defined in the Loan Agreement shall have the same meaning when used in this Supplemental Agreement unless the context otherwise requires, and clause 1.2 of the Loan Agreement shall apply to the interpretation of this Supplemental Agreement as if it were set out in full.

1.3
All obligations, representations, warranties, covenants and undertakings of the Borrowers under or pursuant to this Supplemental Agreement shall, unless otherwise expressly provided, be entered into, made or given by them jointly and severally.

2	Conditions
2.1
As conditions for the agreement of the Finance Parties to the Request and for the effectiveness of Clause 4, the Borrowers shall deliver or cause to be delivered to or to the order of the Agent the following documents and evidence:

2.1.1
a certificate from a duly authorised officer of each Security Party confirming that none of the documents delivered to the Agent pursuant to paragraphs (a) to (f) inclusive of Schedule 3, Part I of the Loan Agreement have been amended or modified in any way since the date of their delivery to the Agent (other than changes to the name of each Borrower), or copies, certified by a duly authorised officer of the Security Party in question as true, complete, accurate and neither amended nor revoked, of any which have been amended or modified;

2.1.2
a copy, certified by a director or the secretary of each Security Party (or its sole member or general partner) as true, complete and accurate and neither amended nor revoked, of a resolution of the directors of that Security Party (together, where appropriate, with signed waivers of notice of any directors’ meetings) approving, and authorising or ratifying the execution of, this Supplemental Agreement and any document to be executed by that Security Party pursuant to this Supplemental Agreement;

2.1.3	a power of attorney of each Security Party under which this Supplemental Agreement and any documents required pursuant to it are to be executed by that Security Party;

2.1.4	a certificate of good standing in respect of each Security Party (if such a certificate can be obtained);

2.1.5	evidence that the transfer of shares referred to in the Request will occur immediately following the declaration by the Agent of the Effective Date; and

2.1.6
confirmation satisfactory to the Agent that all legal opinions required by the Agent on behalf of the Finance Parties from Marshall Islands and English lawyers will be given in substantially the form required by the Agent.

2.2	All documents and evidence delivered to the Agent pursuant to this Clause shall:
2.2.1	be in form and substance acceptable to the Agent;

2.2.2	be accompanied, if required by the Agent, by translations into the English language, certified in a manner acceptable to the Agent; and

2.2.3	if required by the Agent, be certified, notarised, legalised or attested in a manner acceptable to the Agent.
3	Representations and Warranties

Each of the representations and warranties contained in clause 4 of the Loan Agreement (other than those in Clauses 4.2, 4.6 and 4.21) shall be deemed repeated by the Borrowers at the date of this Supplemental Agreement and at the Effective Date, by reference to the facts and circumstances then pertaining, as if references to the Security Documents included this Supplemental Agreement.

4	Amendments to Loan Agreement
4.1	With effect from the Effective Date the Loan Agreement shall be read and construed as though:
4.1.1
in the definition of “Change of Control” as set forth in clause 1.1.22 of the Loan Agreement the words “or TGP” were inserted before the words “shall cease” in line 2 and the following words were included at the end of the definition:

“or (iii) in respect of TGP, the Guarantor ceases to own (directly or indirectly) a minimum of fifty one percent (51%) of the voting rights in Teekay GP L.L.C., the general partner in TGP”.

4.1.2	in the definition of “Guarantor Group” as set forth in clause 1.1.60 of the Loan Agreement, the words “and TGP” were deleted and replaced with “and the TGP Group”.

4.1.3	the definition of “Material Subsidiary” as set forth in clause 1.1.92 of the Loan Agreement be deleted and replaced with the following:

“Material Subsidiary” means:
(a)	the Borrowers; and

(b)
any other Subsidiary of either the Guarantor or TGP whose assets, as determined in accordance with GAAP and as shown from the most recent financial statements available to the Agent relating to it, as multiplied by the Relevant Percentage in respect of such Subsidiary, equal or exceed 10% of the aggregate value of the assets of the Guarantor Group or the TGP Group as determined in accordance with GAAP and as shown from the most recently available financial statements of the Guarantor Group or the TGP Group (as applicable), provided that:
(i)
in respect of any Subsidiary of the Guarantor or TGP, only the value of its assets as multiplied by the Relevant Percentage in respect of such Subsidiary shall be taken into account in the computation of the value of the assets of the Guarantor Group or the TGP Group;

(ii)
a statement by the auditors of the Guarantor or TGP to the effect that, in their opinion, a Subsidiary of the Guarantor or TGP is or is not or was or was not at any particular time a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on each of the parties to this Agreement; and

(iii)	for the avoidance of doubt, none of OPCO or TKO shall be a Material Subsidiary.
4.1.4	in the definition of “TGP” as set forth in clause 1.1.118 of the Loan Agreement the words “and its Subsidiaries” were deleted.

4.1.5	the following definitions were inserted in clause 1.1 of the loan Agreement in alphabetical order and numbered accordingly and any existing definitions renumbered accordingly:

“TGP Group” means TGP and each of its Subsidiaries.”

“First Amendment Date” means the Effective Date (as defined in the first supplemental agreement to this Agreement dated March 2010).”

4.1.6	in clause 4 of the Loan Agreement the words “or TGP” were inserted after each reference to the Guarantor (other than those in Clauses 4.13, 4.14, 4.15 and the first reference in Clause 4.18).

4.1.7
in clause 9.1.19 of the Loan Agreement the words “at the date of this Agreement” were deleted and replaced with “on the First Amendment Date”. For the avoidance of doubt, the Guarantee is not to be replaced pursuant to Clause 9.1.19 as a term of the Request or as a condition to the agreement of the Finance Parties to consent to the Request.

4.1.8	Clause 10.2.7 of the Loan Agreement shall be deleted and replaced by the following:

Cross Default Any indebtedness of a member of the Guarantor Group or the TGP Group is not paid when due (or within any applicable grace period) or any indebtedness of a member of the Guarantor Group or a member of the TGP Group is declared to be or otherwise becomes due and payable prior to its specified maturity where (in either case) the aggregate of all such unpaid or accelerated indebtedness (i) of the Guarantor is equal to or greater than one hundred million Dollars ($100,000,000) or its equivalent in another currency; or (ii) of TGP is equal to or greater than fifty million Dollars ($50,000,000) or its equivalent in any other currency; or (iii) of any other member of the Guarantor Group or the TGP Group (including but not limited to the Borrowers) is equal to or greater than two million five hundred thousand Dollars ($2,500,000) or its equivalent in any other currency; or”

4.1.9	Clauses 10.2.10(a) and 10.2.10(b) of the Loan Agreement shall be deleted and replaced by the following:
“(a)
Any Security Party or TGP fails to comply with or pay any sum due from it (within thirty (30) days of such amount falling due) under any final judgment or any final order made or given by any court or other official body of a competent jurisdiction in an aggregate (i) in respect of the Guarantor equal to or greater than one hundred million Dollars ($100,000,000) or its equivalent in any other currency; or (ii) in respect of TGP equal to or greater than fifty million Dollars ($50,000,000) or its equivalent in any other currency; or (iii) in respect of any of the Borrowers equal to or greater than two million five hundred thousand Dollars ($2,500,000) or its equivalent in any other currency, being a judgment or order against which there is no right of appeal or if a right of appeal exists, where the time limit for making such appeal has expired.

(b)
Any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of a Security Party or TGP in an aggregate amount (i) in respect of the Guarantor equal to or greater than one hundred million Dollars ($100,000,000) or its equivalent in any other currency; or (ii) in respect of TGP equal to or greater than fifty million Dollars ($50,000,000) or its equivalent in any other currency; or (iii) in respect of any of the Borrowers equal to or greater than two million five hundred thousand Dollars ($2,500,000) or its equivalent in any other currency, other than any execution or distress which is being contested in good faith and which is either discharged within thirty (30) days or in respect of which adequate security has been provided within thirty (30) days to the relevant court or other authority to enable the relevant execution or distress to be lifted or released.”

4.1.10	in clause 10.2.19 of the Loan Agreement the words “or TGP” were inserted after “the Guarantor”.

4.1.11	in clause 1.1.121(a), 1.1.121(b) and Schedule 7 (Form of Compliance Certificate) of the Loan Agreement, any reference to “TGP” were deleted and replaced with “the TGP Group”.

4.1.12	in clause 17.1 of the Loan Agreement the words “or any non-contractual obligations arising from or in connection with it” were inserted after the word “Agreement”.

4.1.13
in clause 17.2 of the Loan Agreement, the words “which may arise out of or in connection with this Agreement” were deleted and replace by the words “(a) arising from or in connection with this Agreement or (b) relating to any non-contractual obligations arising from or in connection with this Agreement”.

All other terms and conditions of the Loan Agreement shall remain unaltered and in full force and effect.
5	Confirmation and Undertaking
5.1
Each of the Security Parties confirms that all of its respective obligations under or pursuant to each of the Security Documents to which it is a party remain in full force and effect, despite the amendments to the Loan Agreement made in this Supplemental Agreement, as if all references in any of the Security Documents to the Loan Agreement were references to the Loan Agreement as amended and supplemented by this Supplemental Agreement.

5.2
The definition of any term defined in any of the Security Documents shall, to the extent necessary, be modified to reflect the amendments to the Loan Agreement made in or pursuant to this Supplemental Agreement.

6	Communications, Law and Jurisdiction

The provisions of clauses 14 (Communications) and 17 (Law and Jurisdiction) (as amended by the amendments set out in Clauses 4.1.12 and 4.1.13 irrespective of whether the Effective Date has occurred) of the Loan Agreement shall apply to this Supplemental Agreement as if they were set out in full and as if references to the Loan Agreement were references to this Supplemental Agreement and references to the Borrower were references to the Security Parties.

Schedule 1
The Lenders, the Commitments and the Proportionate Shares
Part I: the Senior Lenders

The Senior Lenders	The Commitments ($)	The Proportionate Shares (%)

Crédit Agricole CIB (formerly known as Calyon)	255,528,228.43	100
For administration matters:
9. Quai, du President Paul Doumer
92920 Paris La Defense
France
Fax no: +33 141 89 19 34
Attention: Middle Office/Shipping/
Ms Marie-Claire Vanderperre/
M. Godet-Couery
For credit matters:
Broadwalk House
5 Appold Street
London EC2A 2DA
Fax no: +44 207 214 6689
Attention: Jerome Duval/Oliver Hermanns
Part II: the Junior Lenders

The Junior Lenders	The Commitments ($)	The Proportionate Shares (%)

Crédit Agricole CIB (formerly known as Calyon)	80,000,000	100
For administration matters:
9. Quai, du President Paul Doumer
92920 Paris La Defense
France
Fax no: +33 141 89 19 34
Attention: Middle Office/Shipping/
Ms Marie-Claire Vanderperre/
M. Godet-Couery
For credit matters:
Broadwalk House
5 Appold Street
London EC2A 2DA
Fax no: +44 207 214 6689
Attention: Jerome Duval/Oliver Hermanns

Schedule 2
Effective Date Confirmation
To:	Summit Spirit L.L.C.

Zenith Spirit L.L.C.

Bermuda Spirit L.L.C.

Hamilton Spirit L.L.C.
We, Crédit Agricole CIB, refer to the supplemental agreement dated                      2010 (the “Supplemental Agreement”) relating to a secured loan agreement dated 15 December 2006 (the “Loan Agreement”) made between you as the Borrowers, the banks listed in Schedule 1, Part 1 as Senior Lenders, the banks listed in Schedule 1, Part 2 as Junior Lenders and ourselves as the Agent, the Swap Provider, the Security Trustee and the KEIC Agent in respect of a senior loan to you from the Senior Lenders of up to $255,528,228.43 and a junior loan to you from the Junior Lenders of up to $80,000,000.
We hereby confirm that all conditions precedent referred to in Clause 2.1 of the Supplemental Agreement have been satisfied. For the purposes of Clauses 1.1 and 4 of the Supplemental Agreement the Effective Date is the date of this confirmation and the amendments to the Loan Agreement are now effective.
Dated:                      2010

Signed:
For and on behalf of

Crédit Agricole CIB

IN WITNESS of which the parties to this Supplemental Agreement have executed this Supplemental Agreement as a deed the day and year first before written.

SIGNED and DELIVERED
as a DEED		)
by SUMMIT SPIRIT L.L.C. (formerly		)
known as Great East Hull No. 1717 L.L.C.))
acting by Patrick Smith		)	/s/ Patrick Smith
)
its duly authorised Attorney-in-Fact		)
)
in the presence of:	/s/ Natalie Georgiou
Natalie Georgiou
Trainee Solicitor
London
EC2A 2HB

SIGNED and DELIVERED
as a DEED		)
by ZENITH SPIRIT L.L.C. (formerly		)
known as Great East Hull No. 1718 L.L.C.))
acting by Patrick Smith		)	/s/ Patrick Smith
)
its duly authorised Attorney-in-Fact		)
)
in the presence of:	/s/ Natalie Georgiou
Natalie Georgiou
Trainee Solicitor
London
EC2A 2HB

SIGNED and DELIVERED
as a DEED		)
by BERMUDA SPIRIT L.L.C. (formerly		)
known as H.S.H.I. Hull No. S363 L.L.C.))
acting by Patrick Smith		)	/s/ Patrick Smith
)
its duly authorised Attorney-in-Fact		)
)
in the presence of:	/s/ Natalie Georgiou
Natalie Georgiou
Trainee Solicitor
London
EC2A 2HB

SIGNED and DELIVERED
as a DEED		)
by HAMILTON SPIRIT L.L.C. (formerly		)
known as H.S.H.I. Hull No. S364 L.L.C.))
acting by Patrick Smith		)	/s/ Patrick Smith
)
its duly authorised Attorney-in-Fact		)
)
in the presence of:	/s/ Natalie Georgiou
Natalie Georgiou
Trainee Solicitor
London
EC2A 2HB

SIGNED and DELIVERED
as a DEED		)
by CRÉDIT AGRICOLE CIB (formerly		)
known as Calyon) (as a Senior Lender))
acting by David Metzger		)	/s/ David Metzger
)
its duly authorised Attorney-in-Fact		)
)
in the presence of:	/s/ Charlotte Debenham
Charlotte Debenham
Stephenson Harwood
London EC4M 8SH

SIGNED and DELIVERED
as a DEED		)
by CRÉDIT AGRICOLE CIB (formerly		)
known as Calyon) (as a Junior Lender))
acting by David Metzger		)	/s/ David Metzger
)
its duly authorised Attorney-in-Fact		)
)
in the presence of:	/s/ Charlotte Debenham
Charlotte Debenham
Stephenson Harwood
London EC4M 8SH

SIGNED and DELIVERED
as a DEED		)
by CRÉDIT AGRICOLE CIB (formerly		)
known as Calyon) (as the Agent))
acting by David Metzger		)	/s/ David Metzger
)
its duly authorised Attorney-in-Fact		)
)
in the presence of:	/s/ Charlotte Debenham
Charlotte Debenham
Stephenson Harwood
London EC4M 8SH

SIGNED and DELIVERED
as a DEED		)
by CRÉDIT AGRICOLE CIB (formerly		)
known as Calyon) (as the Security Trustee))
acting by David Metzger		)	/s/ David Metzger
)
its duly authorised Attorney-in-Fact		)
)
in the presence of:	/s/ Charlotte Debenham
Charlotte Debenham
Stephenson Harwood
London EC4M 8SH

SIGNED and DELIVERED
as a DEED		)
by CRÉDIT AGRICOLE CIB (formerly		)
known as Calyon) (as Swap Provider))
acting by David Metzger		)	/s/ David Metzger
)
its duly authorised Attorney-in-Fact		)
)
in the presence of:	/s/ Charlotte Debenham
Charlotte Debenham
Stephenson Harwood
London EC4M 8SH

SIGNED and DELIVERED
as a DEED		)
by CRÉDIT AGRICOLE CIB (formerly		)
known as Calyon) (as KEIC Agent))
acting by David Metzger		)	/s/ David Metzger
)
its duly authorised Attorney-in-Fact		)
)
in the presence of:	/s/ Charlotte Debenham
Charlotte Debenham
Stephenson Harwood
London EC4M 8SH

SIGNED and DELIVERED
	as a DEED	)
	by TEEKAY CORPORATION	)
	(formerly know as Teekay	)
Shipping Corporation))
(as Guarantor))			/s/ Patrick Smith
	acting by Patrick Smith	)
)
	its duly authorised Attorney-in-Fact	)
)
in the presence of:	/s/ Natalie Georgiou
Natalie Georgiou
Trainee Solicitor
London
EC2A 2HB

Effective Date Confirmation
To:	Summit Spirit L.L.C.

Zenith Spirit L.L.C.

Bermuda Spirit L.L.C.

Hamilton Spirit L.L.C.
We, Crédit Agricole CIB, refer to the supplemental agreement dated 17 March 2010 (the “Supplemental Agreement”) relating to a secured loan agreement dated 15 December 2006 (the “Loan Agreement”) made between you as the Borrowers, the banks listed in Schedule 1, Part 1 as Senior Lenders, the banks listed in Schedule 1, Part 2 as Junior Lenders and ourselves as the Agent, the Swap Provider, the Security Trustee and the KEIC Agent in respect of a senior loan to you from the Senior Lenders of up to $255,528,228.43 and a junior loan to you from the Junior Lenders of up to $80,000,000.
We hereby confirm that all conditions precedent referred to in Clause 2.1 of the Supplemental Agreement have been satisfied. For the purposes of Clauses 1.1 and 4 of the Supplemental Agreement the Effective Date is the date of this confirmation and the amendments to the Loan Agreement are now effective.
Dated: 17 March 2010

Signed:	/s/ David Metzger (Attorney-in-Fact)
For and on behalf of

Crédit Agricole CIB